EXHIBIT 10.20

Summary of Executive Officer Compensation

The following is a summary of the compensation of the executive officers of Adept Technology, Inc. (the “Company”) in effect as of the date of filing the Company’s Annual Report on Form 10-K.

Current Executive Officers	Annual Base Salary	Fiscal 2014 Incentive Compensation	Other Annual Compensation (3)
Rob Cain President and Chief Executive Officer	$325,000	(1)	Health care coverage; long-term disability and group term life insurance excess premiums

Terry Hannon Chief Business Development & Strategy Officer	$275,000	(2)	Health care coverage; long-term disability and group term life insurance excess premiums

(1)	Awards and Cash made pursuant to participation in, and subject to terms of, the Fiscal 2014 Management Incentive Plan which could result in potential cash payment of up to 65% of base salary.
(2)	Awards and Cash made pursuant to participation in, and subject to terms of, the Fiscal 2014 Management Incentive Plan which could result in potential cash payment of up to 50% of base salary.
(3)
Other benefits to be provided by the Company to the identified executive officer. Equity awards have been granted to the executive officers pursuant to option agreements and restricted stock agreements, the forms of which have been approved by the Compensation Committee and filed with the Securities and Exchange Commission.